Exhibit 12a


                             PUGET SOUND POWER & LIGHT COMPANY
                     STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
                                 EARNINGS TO FIXED CHARGES
                                   (Dollars in Thousands)

                                                          Year Ended December 31
                                          ------------------------------------------------
                                              1996      1995      1994      1993      1992
                                          ------------------------------------------------
EARNINGS AVAILABLE FOR FIXED CHARGES
  Pre-tax income:
    Net income per statement of income    $135,371  $135,720  $120,059  $138,327  $135,720
    Federal income taxes                    86,242    84,545    80,259    83,970    72,449
    Federal income taxes charged to
      other income - net                     2,524      (488)    1,556      (382)   (2,106)
    Undistbuted (earnings) or losses
      of less-than-fifty-percent-owned
      entities                                  --        --        --        --      (567)
                                          ------------------------------------------------
      Total                               $224,137  $219,777  $201,874  $221,915  $205,496

  Fixed charges:
    Interest on long-term debt            $ 73,134  $ 81,115  $ 84,144  $ 86,030  $ 89,509
    Other interest                           8,848    10,049     6,249     3,542    10,477
    Portion of rentals representative
      of the interest factor                 3,236     3,798     4,218     3,937     4,474
                                          ------------------------------------------------
      Total                               $ 85,218  $ 94,962  $ 94,611  $ 93,509  $104,460

  Earnings available for
    fixed charges                         $309,355  $314,739  $296,485  $315,424  $309,956
                                          ================================================
RATIO OF EARNINGS TO FIXED CHARGES           3.63x     3.31x     3.13x     3.37x     2.97x
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
Exhibit 12b

                             PUGET SOUND POWER & LIGHT COMPANY
                     STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
             EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                   (Dollars in Thousands)

                                                          Year Ended December 31
                                          ------------------------------------------------
                                              1996      1995      1994      1993      1992
                                          ------------------------------------------------
EARNINGS AVAILABLE FOR COMBINED FIXED
CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

  Pretax Income:
    Net Income per statement
      of income                           $135,371  $135,720  $120,059  $138,327  $135,720
    Federal income taxes                    86,242    84,545    80,259    83,970    72,449
    Federal income taxes charged to
      other income - net                     2,524      (488)    1,556      (382)   (2,106)
                                          ------------------------------------------------
      Subtotal                             224,137   219,777   201,874   221,915   206,063
  Undistributed (earnings) or losses
  of less-than-fifty-percent-owned
  entities                                      --        --        --        --      (567)
                                          ------------------------------------------------
      Total                               $224,137  $219,777  $201,874  $221,915  $205,496

  Fixed charges:
    Interest on long-term debt            $ 73,134  $ 81,115  $ 84,144  $ 86,030  $ 89,509
    Other interest                           8,848    10,049     6,249     3,542    10,477
    Portion of rentals representative
      of the interest factor                 3,236     3,798     4,218     3,937     4,474
                                         -------------------------------------------------
      Total                               $ 85,218   94,962  $ 94,611  $  93,509  $104,460

Earnings available for combined
fixed charges and preferred
dividend requirements                     $309,355  $314,739  $296,485  $315,424  $309,956
                                          ================================================
DIVIDEND REQUIREMENT:
  Fixed charges above                     $ 85,218  $ 94,962  $ 94,611  $ 93,509  $104,460
  Preferred dividend requirements           25,102    25,144    26,451    26,377    21,080
                                          ------------------------------------------------
      Total                               $110,320  $120,106  $121,062  $119,886  $125,540
                                          ================================================
RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS         2.80      2.62      2.45      2.63      2.47

COMPUTATION OF PREFERRED DIVIDEND
REQUIREMENTS:
  (a) Pre-tax income                      $224,137  $219,777  $201,874  $221,915  $206,063
  (b) Net income                          $135,371  $135,720  $120,059  $138,327  $135,720
  (c) Ratio of (a) to (b)                   1.6557    1.6193    1.6815    1.6043    1.5183
  (d) Preferred dividends                 $ 15,161  $ 15,527  $ 15,731  $ 16,442  $ 13,884
  Preferred dividend requirements
    [(d) multiplied by (c)]               $ 25,102  $ 25,144  $ 26,451  $ 26,377  $ 21,080
                                          ================================================
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